EXHIBIT 10.1

ONTO INNOVATION INC.

2020 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose of the Plan.  The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed in a manner consistent with the requirements of that section of the Code.

 2. Definitions.  As used herein, the following definitions shall apply:

 (a) “Board” shall mean the Board of Directors of the Company.

  (b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

 (c) “Common Stock” shall mean the common stock of the Company.

 (d) “Company” shall mean Onto Innovations Inc., a Delaware corporation.

 (e) “Compensation” shall mean the total compensation paid to an Employee, including all salary, wages (including amounts elected to be deferred by the Employee, that would otherwise have been paid, under any cash or deferred arrangement or other deferred compensation program established by the Company or the Employer), overtime pay, commissions, bonuses, and other remuneration paid directly to the Employee, but excluding referral and hiring bonuses, the cost of employee benefits paid for by the Company or the Employer, education, tuition or other similar reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, restricted stock grants, or other equity based awards, contributions made by the Company or the Employer under any employee benefit plan, and similar items of compensation.

 (f) “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave or other leave of absence agreed to in writing by the Company or the Employer, provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract, statute or as a matter of local law.

 (g) “Contributions” shall mean all amounts credited to the account of a participant pursuant to the Plan.

 (h) “Designated Subsidiary” shall mean any Subsidiary that has been designated by the Board, or a committee named by the Board, from time to time in its sole discretion as eligible to participate in the Plan.

(i) “Employee” shall mean any person, including an Officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or a Designated Subsidiary, provided that, in certain jurisdictions outside the United States, the term “Employee” may, if so provided by the Company in writing, also include a person employed for less than twenty (20) hours per week or less than five (5) months in a calendar year if such person must be permitted to participate in the Plan pursuant to local laws (as determined by the Company).

(j) “Employer” shall mean the Designated Subsidiary that employs a participant, if the employer is not the Company.

 (k) “Enrollment Date” shall mean the first Trading Day of each Offering Period.

 (l) “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

(m) “Exercise Date” shall mean the last Trading Day of each Offering Period.

 (n) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

 (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

 (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

 (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

 (o) “Offering Periods” shall mean the periods of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after January 1st and July 1st of each year and terminating on the last Trading Day in the periods ending six (6) months later. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

 (p) “Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

 (q) “Parent” shall mean a “parent corporation”, domestic or foreign, whether now or hereafter existing, as defined in Section 424(e) of the Code.

 (r) “Plan” shall mean this 2020 Employee Stock Purchase Plan.

 (s) “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a Share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however that Purchase Price may be adjusted by the Board pursuant to Section 19.

 (t) “Reserves” shall mean the number of Shares covered by each option under the Plan which have not yet been exercised and the number of Shares which have been authorized for issuance under the Plan but not yet placed under option.

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 (u) “Share” shall mean a share of Common Stock, as may be adjusted in accordance with Section 19 of the Plan.

 (v) “Subsidiary” shall mean a “subsidiary corporation”, domestic or foreign, whether now or hereafter existing, as defined in Section 424(f) of the Code.

 (w) “Trading Day” shall mean a day on which national stock exchanges are open for trading.

 3. Eligibility.

 (a) Any person who is an Employee as of the beginning of any given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

 (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan:

 (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, any Subsidiary or any Parent; or

(ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company, any Subsidiary or any Parent to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

 4. Offering Periods.  The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after January 1st and July 1st each year, or on such other date as the Board shall determine, and continuing thereafter. The Plan shall continue until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration and/or the frequency of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected.

 5. Participation.

 (a)  An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company’s payroll office prior to the applicable Enrollment Date, unless an earlier time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering. The subscription agreement shall set forth the percentage of the participant’s Compensation (subject to Section 6(a) below) to be credited as Contributions pursuant to the Plan.

 (b) An eligible Employee may contribute to the Plan by means of payroll deductions, unless payroll deductions are not permitted under local law, as determined by the Company, in which case eligible Employees may be permitted to contribute to the Plan by an alternative method, as determined by the Company. Payroll deductions, or, if payroll deductions are not permitted under local law, payments made under an alternative method, shall commence as of the first payday following the Enrollment Date and shall end on the last payday paid on or prior to the Exercise Date of the Offering Period to which the

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subscription agreement is applicable, unless the Employee’s participation is sooner terminated as provided in Section 10.

 6. Method of Payment of Contributions.

(a)Where permitted under local law, the participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than ten percent (10%) of such participant’s Compensation on each such payday (or such other maximum percentage as the Board may establish from time to time before an Enrollment Date). Where payroll deductions are not permitted under local law, the participant may be permitted to contribute to the Plan by an alternative method, as determined by the Company. All payroll deductions or other payments made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

 (b) A participant may discontinue his or her participation in the Plan as provided in Section 10, or, during an Offering Period, may decrease the rate of his or her Contributions during the applicable Period by completing and filing with the Company a new subscription agreement. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective as soon as administratively practicable following the date of filing of the new subscription agreement; provided that any change elected on a new subscription agreement filed within twenty-one (21) days of the end of any Offering Period shall not take effect earlier than the beginning of the first new Offering Period to commence after the date of that filing. A participant may change the rate of his or her Contributions effective as of the beginning of any Offering Period by filing a new subscription agreement prior to the beginning of such Offering Period; provided that any change elected within twenty-one (21) days prior to the beginning of that Offering Period shall be given effect as soon as administratively practicable on or after the first day of that Offering Period. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

 (c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant’s payroll deductions or other payments may be decreased to zero percent (0%) at any time during an Offering Period, as applicable. Payroll deductions or other payments shall re-commence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period, as applicable, which is scheduled to end in the following calendar year, unless the participant’s participation is terminated as provided in Section 10. In addition, a participant’s payroll deductions or other payments may be decreased by the Company to zero percent (0%) at any time during an Offering Period in order to avoid contributions in excess of the maximum Share limit set forth in Section 7(a), in which case payroll deductions or payments shall re-commence at the rate provided in such participant’s subscription agreement at the beginning of the next Offering Period, unless terminated by the participant as provided in Section 10.

 (d) As may be further specified in the subscription agreement, at the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s and/or the Employer’s federal, state, or other tax and social insurance withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company and the Employer may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company and/or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the participant.

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 7. Grant of Option.  On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date occurring within the Offering Period a number of Shares determined by dividing such Employee’s Contributions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided however, that the maximum number of Shares an Employee may purchase during any one Offering Period shall be 3,000 Shares, subject to adjustment as provided in Section 18, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an Employee may purchase during such Offering Period. The option shall expire on the last day of the Offering Period.

 8. Exercise of Option.

 (a) Unless a participant’s participation is terminated as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on the Exercise Date of an Offering Period, and the maximum number of full Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account (subject to such limitations as are specified in the Plan). The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his or her lifetime, a participant’s option to purchase Shares hereunder is exercisable only by him or her.

 (b) No fractional Shares shall be purchased. Any payroll deductions or other payments accumulated in a participant’s account which are not sufficient to purchase a full Share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant or termination of such participant’s participation as provided in Section 10 below. Any other amounts left over in a participant’s account after an Exercise Date shall be returned to the participant.

 9. Delivery. As promptly as practicable after each Exercise Date of each Offering Period, the Company shall arrange the delivery to each participant (by electronic or other means), as appropriate, of a certificate representing the Shares purchased upon exercise of his or her option. Notwithstanding the foregoing, the Board may require that all Shares purchased under the Plan be held in an account (the participant’s “ESPP Stock Account”) established in the name of the participant (or in the name of the participant and his or her spouse, as designated by the participant on his or her subscription agreement), subject to such rules as determined by the Board and uniformly applied to all participants, including designation of a brokerage or other financial services firm (an “ESPP Broker”) to hold such Shares for the participant’s ESPP Stock Account with registration of such Shares in the name of such ESPP Broker for the benefit of the participant (or for the benefit of the participant and his or her spouse, as designated by the participant on his or her subscription agreement).

 10. Voluntary Withdrawal: Termination of Employment.

 (a) A participant may withdraw all, but not less than all the Contributions credited to his or her account under the Plan, by giving notice of withdrawal from the Plan in accordance with the withdrawal procedures then in effect, not less than twenty-one (21) days prior to the last day of the Offering Period for which such election is to be given effect. All of the participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for that Offering Period will be automatically terminated, and no further Contributions for the purchase of Shares may be made by the participant for that Offering Period.

 (b) Upon termination of the participant’s Continuous Status as an Employee prior to the last day of an Offering Period for any reason, including retirement or death, the Contributions credited to his

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or her account will be promptly returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, if any; his or her option for that Offering Period will be automatically terminated; and no further Contributions for the purchase of Shares may be made by the participant for that Offering Period. If a Subsidiary ceases to be a Subsidiary, each person employed by that Subsidiary will be deemed to have terminated employment for purposes of the Plan, unless the person continues as an employee of the Company or another Designated Subsidiary.

 (c) In the event an Employee fails to remain in Continuous Status as an Employee for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, unless such Employee is on an approved leave of absence or a temporary reduction of hours, or unless otherwise required by local law, he or she will be deemed to have elected to withdraw from the Plan; the Contributions credited to his or her account will be returned to him or her; his or her option for that Offering Period will be automatically terminated; and no further Contributions for the purchase of Shares may be made by the participant for that Offering Period.

 (d) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company.

11. Interest.  No interest shall accrue on the Contributions of a participant in the Plan, unless required by local law.

12. Stock.

 (a)   Subject to adjustment as provided in Section 18, the maximum number of Shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 1,500,000 Shares.

 (b) If the Board determines that, on a given Exercise Date, the number of Shares with respect to which options are to be exercised may exceed:

 (i) the number of Shares that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period; or

 (ii) the number of Shares available for sale under the Plan on such Exercise Date, the Board may in its sole discretion provide:

(x) that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue the Offering Period then in effect, or

(y) that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate the Offering Period then in effect pursuant to Section 19 below.

The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of

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additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

 (c)  The participant will have no interest or voting right in Shares covered by his or her option until such option has been exercised and such Shares have actually been delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

 (d)  Shares to be delivered (by electronic or other means) to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse, as designated by the participant in his or her subscription agreement; provided that if the Board has determined that Shares shall be held in an ESPP Stock Account held by an ESPP Broker in accordance with Section 9, Shares shall be registered in the name of such ESPP Broker for the benefit of the participant or the participant and his or her spouse, as designated by the participant in his or her subscription agreement.

 13. Administration.

 (a)  The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any action taken by, or inaction of, the Company, any Subsidiary, the Board or a Board committee relating or pursuant to the Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons.

 (b)  The Board or Board committee has discretion to adopt any rules regarding administration of the Plan to conform to local laws. Without limiting the generality of the foregoing, the Board or a Board committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest and handling of stock certificates which vary according to local requirements. The Board or a Board committee has the authority to suspend or limit participation in the Plan by employees of any particular Subsidiary for any reason, including administrative or economic reasons. The Board or a Board committee may also adopt rules, procedures or sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code.

 (c)  In making any determination or in taking or not taking any action under the Plan, the Board or a Board committee may obtain and may rely upon the advice of experts, including professional advisors to the Company. No director, officer or agent of the Company or any Subsidiary shall be liable for any such action or determination taken or made or omitted in good faith. The Board or a Board committee may delegate ministerial, non-discretionary functions relating to the Plan to individuals who are officers or employees of the Company or a Subsidiary.

 (d)  Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

14. Designation of Beneficiary.

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 (a)  Unless otherwise determined by the Company, a participant may file a written designation of a beneficiary who is to receive any Shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering Period, as applicable, but prior to delivery to him or her of such Shares and/or cash. In addition, unless otherwise determined by the Company, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Exercise Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

 (b)  Unless otherwise determined by the Company, such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice to the Company in a manner acceptable to the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate or determine to be the appropriate recipient of the Shares and/or cash under applicable local law.

 15. Transferability.  Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

 16. Use of Funds.  All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions, unless required by local law.

 17. Reports.  Individual accounts will be maintained for each participant in the Plan. Statements of account will be given or made available to participating Employees as promptly as practically feasible following the Exercise Date, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

 18. Adjustments Upon Changes in Capitalization: Corporate Transactions.

 (a) Adjustment.  Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of Shares an Employee may purchase during each Offering Period as well as the price per Share and the number of Shares covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

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 (b) Corporate Transactions.  In the event of the proposed dissolution or liquidation of the Company, the Plan, any Offering Period then in progress, and any outstanding option granted with respect to such Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. If a participant’s option is terminated pursuant to the preceding sentence, the Contributions then credited to such participant’s account will be paid to him or her in cash without interest. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, unless otherwise determined by the Board, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, or, if not so assumed or substituted, the Offering Period then in progress shall be shortened and the Board shall set a new Exercise Date (the “New Exercise Date”). The New Exercise Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option (including for purposes of determining the Purchase Price of such option) has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each Share subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock and the sale of assets or merger.

 (c)  The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

 19. Amendment or Termination.

 (a) The Board may at any time and for any reason terminate, suspend or amend the Plan. Except as provided in Section 13(b) and 18, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on any Exercise Date or by the Board’s setting a new Exercise Date with respect to an Offering Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. If any Offering Period is terminated prior to its scheduled expiration (without setting a new Exercise Date), all amounts that have not been used to purchase Shares will be returned to participants, without interest, as soon as administratively practicable. Except as provided in Section 18 and in this Section 19, no amendment to the Plan shall make any change in any option previously granted which adversely affects the rights of any participant without such participant’s written consent. In addition, to the extent necessary to comply with the requirements of Rule 16b-3 under the Exchange Act, Section 423 of the Code (or any successor rule or provision or any

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applicable law or regulation) or any stock exchange on which the Shares are then listed, the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

 (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Plan.

 20. Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

 21. Conditions Upon Issuance of Shares.  The Company shall have no obligation to issue Shares with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

 As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

 22. Term of Plan; Effective Date.  The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. The Plan shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19.

 23. Additional Restrictions of Rule 16b-3.  The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

 24. No Employment Rights.  Nothing in the Plan (or in any subscription agreement or other document related to this Plan) will confer upon any Employee or participant any right to continue in the employ or other service of the Company or any Subsidiary, constitute any contract or agreement of employment or other service or effect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company or any Subsidiary to change such person’s compensation or other benefits or to terminate his or her employment or other service, with or without cause. Nothing contained in this Section 24, however, is intended to adversely affect any express independent right of any such person under a separate employment or service contract other than a subscription agreement.

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 25. No Right to Assets of the Company.  No participant or other person will have any right, title or interest in any fund or in any specific asset (including Shares) of the Company or any Subsidiary by reason of any option hereunder. Neither the provisions of the Plan (or of any subscription agreement or other document related to the Plan), nor the creation or adoption of the Plan, nor any action taken pursuant to the provisions of the Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any Subsidiary and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to the Plan, such right will be no greater than the right of any unsecured general creditor of the Company.

 26. Miscellaneous.

 (a) The Plan, the options, subscription agreements and other documents related to the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware. If any provision of the Plan shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan shall continue in effect.

 (b) Captions and headings are given to the sections of the Plan solely as a convenience to facilitate reference. Such captions and headings shall not be deemed in any way material or relevant to the construction of interpretation of the Plan or any provision hereof.

(c) The adoption of the Plan shall not affect any other Company or Subsidiary compensation or incentive plans in effect. Nothing in the Plan will limit or be deemed to limit the authority of the Board or a Board committee:

 (i) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary (with or without reference to the Common Stock), or

 (ii) to grant or assume options (outside the scope of and in addition to those contemplated by the Plan) in connection with any proper corporate purpose, to the extent consistent with any other plan or authority.

Benefits received by a participant under an option granted pursuant to the Plan shall not be deemed a part of the participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Board or Board committee (or the Board of Directors of the Subsidiary that sponsors such plan or arrangement, as applicable) expressly otherwise provides or authorizes in writing.

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